Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-44922, 333-02845, 333-42445, 333-42447, 333-47277, 333-02845 and 333-61128 on Form S-8 of our reports dated February 15, 2008 (which reports express an unqualified opinion and include an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans” on December 31, 2006 and Statement of Financial Accounting Standards No. 123R, “Share-based Payment” on January 1, 2006 as described in Note 1), relating to the consolidated financial statements and consolidated financial statement schedule of Wausau Paper Corp. and the effectiveness of Wausau Paper Corp.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Wausau Paper Corp. for the year ended December 31, 2007.

DELOITTE & TOUCHE LLP

Milwaukee, WI
March 13, 2008